Exhibit 99.1

Boston, United States

Sydney, Australia

2 March 2020 AEDT

Chief Financial Officer / Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

Appointment of Director

BOSTON and SYDNEY — 2 March 2020 — GI Dynamics® Inc. (ASX:GID), a medical device company that is developing EndoBarrier® for patients with type 2 diabetes and obesity, is pleased to announce that it has increased the size of the Board from four to five directors and elected Dr. Praveen Tyle, Ph.D. to fill such vacancy and serve as a Class III director to serve until the 2020 Annual Meeting of Stockholders and thereafter in accordance with the Company’s Bylaws.

Dr. Tyle is the executive vice president of research and development for Lexicon Pharmaceuticals, Inc. (NASDAQ:LXRX) since May 2016. Dr. Tyle was previously a member of the executive management team at Osmotica Pharmaceutical Corp., serving as president and chief executive officer from January 2013 through April 2016 and prior to that as executive vice president and chief scientific officer. Prior to his service at Osmotica, Dr. Tyle held a series of scientific leadership positions within the pharmaceutical industry. Dr. Tyle serves as director of Eyegate Pharmaceuticals, Inc. and Orient Europharma Ltd. Dr. Tyle received his B.Pharm. from the Indian Institute of Technology, Banaras Hindu University and his Ph.D. in pharmaceutics and pharmaceutical chemistry from the Ohio State University.

Dr. Tyle will provide the board with clinical and scientific expertise, with depth of knowledge in diabetes and obesity. Dr. Tyle will also provide additional business and operational perspectives from his extensive management and directorship experience.

Material Terms of Appointment

Dr. Tyle will be compensated for his service on the Board under the Company’s Non-Employee Director Compensation Policy (the “Policy”). Pursuant to the Policy and in connection with his appointment to the Board, the Company shall pay to Dr. Tyle an annual retainer of US$50,000 plus any annual committee fees, if any. In relation to potential committee appointments, it is currently proposed that Dr Tyle will join the Company’s compensation committee, possibly as chair, and also become a member of the audit committee.

In addition, the Board has agreed to grant, subject to obtaining stockholder approval, Dr. Tyle non-qualified stock options (the “Options”) to purchase 30,000 shares of the Company’s common stock, par value $0.01 per share, at an exercise price equal to the fair market value per share as of the grant date, which Options shall fully vest on the one year anniversary of the grant date, subject to Dr. Tyle’s continued service on the Board. In the event of a change of control of the Company (as defined in the award paperwork), the Options shall become vested in full.

Boston, United States

Sydney, Australia

2 March 2020 AEDT

Chief Financial Officer / Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

In addition, Dr. Tyle will enter into the Company’s standard indemnification agreement.

“We look forward to working with Dr. Tyle over the coming years as we position GI Dynamics and EndoBarrier to provide an alternative effective treatment for type 2 diabetes,” said Dan Moore, chair of GI Dynamics.

About GI Dynamics

GI Dynamics®, Inc. (ASX:GID) is the developer of EndoBarrier®, the first endoscopically-delivered medical device for the treatment of type 2 diabetes and the reduction of obesity. EndoBarrier is not approved for sale and is limited by federal law to investigational use only. EndoBarrier is subject to an Investigational Device Exemption by the FDA in the United States and is entering concurrent pivotal trials in the United States and India. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information please visit the Company website at www.gidynamics.com.

Forward-Looking Statements

This announcement may contain forward-looking statements. These statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern; our ability to raise sufficient additional funds to continue operations and to conduct the planned pivotal trial of EndoBarrier in the United States (STEP-1); our ability to execute STEP-1 under FDA’s Investigational Device Exemption; our ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; our ability to enroll patients in accordance with I-STEP; our ability to secure a CE Mark; our ability to maintain compliance with our obligations under our existing convertible note and warrant agreements executed with Crystal Amber, including our obligations to make payment on the Note that is due on 31 March 2020 and our ability to restructure the terms of the Note with Crystal Amber that is due on 31 March 2020 if we are unable to raise sufficient funds to enable us to fully repay such Note when due; obtaining and maintaining regulatory approvals required to market and sell our products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of our products; product pricing; timing of product launches; future financial results; and other factors, including those described in our filings with the U.S. Securities and Exchange Commission.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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